Exhibit 10.22

SIXTH AMENDMENT TO

BJ SERVICES COMPANY 2000 INCENTIVE PLAN

WHEREAS, BJ Services Company (the “Company”) has heretofore adopted the BJ Services Company 2000 Incentive Plan (the “Plan”);

WHEREAS, the Plan has heretofore been amended by five separate amendments, two of which were adopted on March 22, 2001 and the remainder adopted on October 15, 2001; July 28, 2005; and December 7, 2006; and

WHEREAS, the Company desires to amend the Plan in certain additional respects;

NOW THEREFORE, the Plan shall be amended as follows, effective as of October 13, 2008:

1.	Paragraph 3(c)(ii) of Article II and paragraph 3(c)(ii) of Article III shall be amended to read as follows:

“through tendering to the Company shares of Common Stock already owned by the person (provided that the Company may, upon confirming that the person owns the number of share being tendered, issue a new certificate for the number of shares being acquired pursuant to the exercise of the option less the number of shares being tendered upon the exercise and return to the person (or not require surrender of) the certificate for the shares being tendered upon exercise),”